Exhibit 99.1

News Release
Textura Announces Revenue Increase of 72% for Fourth Quarter 2013
Chicago, IL, November 21, 2013 / PRNewswire/ --Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the fourth quarter and fiscal year ended September 30, 2013.

•	Revenue increased 72% year over year to $10.9 million

•	Accelerating revenue growth from 65% in prior quarter

•	Construction value added of $23.7 billion, up 158% year over year & up 74% from the third quarter

•	Recently announced an agreement to acquire LATISTA, the leading provider of mobile-enabled, cloud-based field management solutions in the industry

•	In September launched BidOrganizer™, a new solution designed to help contractors with a central, online location to prioritize, track, and schedule all bid invitations

“We delivered another quarter of very strong growth as demand for our products continues to be driven by new customers embracing our unique solutions and existing customers ramping implementation of their projects on our solutions,” said Patrick Allin, Chairman and CEO of Textura. “During the quarter we continued to execute on our strategic initiatives as we launched new products, announced new customer engagements, and completed a follow-on equity offering which further enhanced our financial liquidity. Just last week, we announced our agreement to acquire LATISTA which will broaden our suite of solutions and provide Textura with mobile capabilities further expanding our large addressable market.”
“During the quarter we delivered accelerating year over year growth in revenue and construction value added which exceeded expectations,” said Jillian Sheehan, Executive Vice President and CFO of Textura. “We continue to make significant investments to support the growth of our Company and we are raising our outlook for fiscal year 2014.”
Results for the fourth quarter of fiscal 2013:

•
Revenue: Revenue was $10.9 million, an increase of 72% over the prior year period, and an acceleration from 65% year over year growth in the quarter ended June 30, 2013. Organic revenue increased by 45% year over year, an acceleration from 38% in the prior quarter.

•
Operating Metrics: Active construction projects increased 32% year over year to 6,225, with more than 1,500 projects added during the quarter representing $23.7 billion in construction value added, up 158% year over year and 74% from the previous quarter.

•	Deferred Revenue: Deferred revenue at September 30, 2013 was $21.9 million, up 55% from September 30, 2012, and up 17% from $18.8 million at June 30, 2013.

•
Adjusted EBITDA: Adjusted EBITDA loss was $4.5 million, an increase from $2.0 million in the fourth quarter of fiscal 2012. Adjusted EPS loss was $0.23, a decrease from $0.33 in the fourth quarter 2012, driven by a higher share count.

•
Total Cash and Cash Equivalents: As of September 30, 2013, total cash and cash equivalents was $127.7 million, which includes net proceeds received in the fourth quarter of $59.8 million in connection with our follow-on offering completed on September 19, 2013.

Results for fiscal year 2013:

•	Revenue: Revenue was $35.5 million, an increase of 64% over the prior year.

•
Operating Metrics: Active construction projects increased 43% year over year to 9,127, with more than 5,200 projects added during the year representing $55.7 billion in construction value added, up 65% year over year.

•	Adjusted EBITDA: Adjusted EBITDA loss was $13.2 million, an increase from $9.1 million in 2012. Adjusted EPS loss was $1.47, an increase from $1.44 in 2012.

Fiscal Year 2014 Outlook
The Company is raising its fiscal 2014 full year forecast and introducing its first quarter financial forecast as follows:
Fiscal 2014            Fiscal 1Q14

•	Revenue $57.5 - $60.5 million $11.7 - $11.9 million

•	Year-over-year growth 62 - 70% 72 - 75%

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time/ 5:00 p.m. Eastern Time to review its fourth quarter and fiscal year 2013 financial results and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1- 877-407-4018, or for international callers, 1- 201-689-8471. Replays of the entire call will be available through November 28, 2013 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID # 13572694. A webcast of the conference call will also be available on the investor relations page of the Company's website at investors.texturacorp.com.

2014 Annual Meeting and Record Dates
Textura will hold its 2014 Annual Meeting of Stockholders on Monday, February 3, 2013 at 8:30 a.m. Central Time at its executive offices located at 1405 Lake Cook Road, Deerfield, Illinois 60015. The record date for voting eligibility at the Annual Meeting is December 17, 2013.
About Textura
Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design and pre-qualification to bid management, submittals, LEED® management and payment.
Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA and Adjusted EPS Definitions.”

Adjusted EBITDA and Adjusted EPS Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, acquisition-related and other expenses and offering-related expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget;

•	to evaluate the effectiveness of business strategies; and

•	as a factor when determining management's total compensation.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and other infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to the issuance or conversion of convertible debentures, acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flows from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, acquisition-related and other expenses and offering-related expenses recognized during the period. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of PlanSwift in January 2013 and our anticipated acquisition of LATISTA in December 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our prospectus filed on September 20, 2013 and will be included under the heading “Risk Factors” in our Annual Report on Form10-K, which we expect to file on or about November 22, 2013, and our other reports filed with the SEC.

Investor Contacts:
Jillian Sheehan
Textura Corporation, EVP & CFO
847-235-8440
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	September 30, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$127,728	$4,174
Accounts receivable, net of allowance for doubtful accounts of $148 and $59 at September 30, 2013 and 2012, respectively	3,664	1,621
Prepaid expenses and other current assets	1,534	701
Total current assets	132,926	6,496
Property and equipment, net	19,807	17,775
Restricted cash	1,530	1,000
Goodwill	23,937	17,949
Intangible assets, net	9,381	7,722
Other assets	386	157
Total assets	$187,967	$51,099

Liabilities, Redeemable Securities and Equity (Deficit)
Current liabilities
Accounts payable	$1,799	$1,055
Accrued expenses	10,107	6,852
Deferred revenue, short-term	19,935	12,793
Notes and leases payable, short-term	868	87
Loan payable to related party, short-term	500	500
Total current liabilities	33,209	21,287
Deferred revenue, long-term	1,956	1,373
Convertible debentures	—	15,888
Notes and leases payable, long-term	742	—
Loan payable to related party, long-term	9,719	10,219
Other long-term liabilities	546	599
Total liabilities	46,172	49,366
Redeemable Series A-1 preferred stock, $.001 par value; no shares authorized, issued or outstanding at September 30 2013; 1,441 shares authorized and 1,015 shares issued and outstanding at September 30, 2012	—	43,135
Redeemable non‑controlling interest	373	—
Stockholders’ equity (deficit)
Series A-2 preferred stock, $.001 par value; no shares authorized, issued or outstanding at September 30 2013; 1,058 shares authorized and 805 shares issued and outstanding at September 30, 2012	—	1
Preferred stock, $.001 par value; 10,000 authorized; 0 shares issued and outstanding	—	—
Common stock, $.001 par value; 90,000 shares authorized; 25,091 and 8,992 shares issued and 24,629 and 8,570 shares outstanding at September 30, 2013 and 2012	25	9
Additional paid in capital	325,387	95,389
Treasury stock, at cost; 462 and 422 shares at September 30, 2013 and 2012	(5,831)	(5,231)
Accumulated other comprehensive loss	(23)	—
Accumulated deficit	(178,136)	(141,252)
Total Textura Corporation stockholders’ equity (deficit)	141,422	(51,084)
Non-controlling interest	—	9,682
Total equity (deficit)	141,422	(41,402)
Total liabilities, redeemable securities and equity (deficit)	$187,967	$51,099

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Revenues	$35,534	$21,681	$10,853	$6,319
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	11,754	6,152	3,532	1,791
General and administrative	23,479	11,105	6,405	2,925
Sales and marketing	12,707	5,995	3,172	1,833
Technology and development	18,148	11,123	4,445	2,690
Depreciation and amortization	4,525	4,080	1,358	1,062
Total operating expenses	70,613	38,455	18,912	10,301
Loss from operations	(35,079)	(16,774)	(8,059)	(3,982)
Other expense, net
Interest income	28	5	18	1
Interest expense	(4,717)	(2,205)	(212)	(566)
Change in fair value of conversion option liability	440	181	—	48
Total other expense, net	(4,249)	(2,019)	(194)	(517)
Loss before income taxes	(39,328)	(18,793)	(8,253)	(4,499)
Income tax provision	294	—	68	—
Net loss	(39,622)	(18,793)	(8,321)	(4,499)
Less: Net loss attributable to non-controlling interests	(2,738)	(2,866)	(95)	(900)
Net loss attributable to Textura Corporation	(36,884)	(15,927)	(8,226)	(3,599)
Accretion of redeemable Series A-1 preferred stock	3,549	3,373	—	2,717
Accretion of redeemable non‑controlling interest	325	—	103	—
Dividends on Series A-2 preferred stock	335	480	—	120
Beneficial conversion of Series A-2 preferred stock	7,161	—	—	—
Net loss available to Textura Corporation common stockholders	$(48,254)	$(19,780)	$(8,329)	$(6,436)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(3.58)	$(2.31)	$(0.36)	$(0.75)
Weighted average number of common shares outstanding, basic and diluted	13,492	8,548	22,918	8,560

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(39,622)	$(18,793)	$(8,321)	$(4,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,525	4,080	1,374	1,065
Non-cash interest expense	3,642	1,526	11	403
Deferred income taxes	294	—	68	—
Change in fair value of conversion option liability	(440)	(181)	—	(48)
Share‑based compensation	12,628	2,676	1,400	599
Issuance of warrants for referral fees	202	—	202	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,972)	(694)	(951)	(90)
Prepaid expenses and other assets	(807)	(221)	(186)	(30)
Deferred revenue, including long-term portion	7,240	6,128	3,126	1,710
Accounts payable	(1,123)	181	(1,700)	184
Accrued expenses and other	3,531	1,895	4,339	479
Net cash used in operating activities	(11,902)	(3,403)	(638)	(227)
Cash flows from investing activities
Increase in restricted cash	(530)	(100)	(300)	—
Purchases of property and equipment	(1,786)	(393)	(1,029)	(34)
Partner’s investment in joint venture	407	—	—	—
Acquisitions of businesses, net of cash acquired	(989)	(12,349)	—	—
Net cash used in investing activities	(2,898)	(12,842)	(1,329)	(34)
Cash flows from financing activities
Principal payments on loan payable	(502)	(500)	(251)	(250)
Payments on capital leases	(238)	—	(145)	—
Proceeds from debt issuances	6,930	—	—	—
Repayments of debt	(7,964)	—	—	—
Proceeds from debentures	—	13,004	—	—
Proceeds from issuance of warrants	—	1,660	—	—
Proceeds from exercise of stock options and warrants	2,226	321	1,815	321
Deferred financing costs	(151)	—	(5)	—
Proceeds from issuance of common stock in IPO and follow-on offering, net of underwriting discounts and commissions and other offering costs	138,690	—	59,652	—
Repurchase of common shares	(600)	—	—	—
Other financing activities	—	(7)	—	(7)
Net cash provided by financing activities	138,391	14,478	61,066	64
Effect of changes in foreign exchange rates on cash and cash equivalents	(37)	—	2	—
Net increase (decrease) in cash and cash equivalents	123,554	(1,767)	59,101	(197)
Cash and cash equivalents
Beginning of period	4,174	5,941	68,627	4,371
End of period	$127,728	$4,174	$127,728	$4,174

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands, except where otherwise indicated)

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Activity‑driven revenue	$28,134	$19,064	$8,361	$5,581
Organization‑driven revenue	7,400	2,617	2,492	738
Total revenue	$35,534	$21,681	$10,853	$6,319
Activity‑driven revenue:
Number of projects added	5,247	4,167	1,511	1,175
Client‑reported construction value added (billions)	$55.7	$33.8	$23.7	$9.2
Active projects during period	9,127	6,393	6,225	4,731
Organization‑driven revenue:
Number of organizations	10,616	5,204	10,114	5,204

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss, to Adjusted EBITDA (in thousands, unaudited):

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(39,622)	$(18,793)	$(8,321)	$(4,499)
Net interest expense	4,689	2,200	194	566
Income tax provision	294	—	68	—
Depreciation and amortization	4,525	4,080	1,358	1,062
EBITDA	(30,114)	(12,513)	(6,701)	(2,871)
Share‑based compensation expense	12,628	2,676	1,400	598
Acquisition‑related and other expenses *	1,172	741	758	258
Offering-related expenses **	3,104	—	93	—
Adjusted EBITDA	$(13,210)	$(9,096)	$(4,450)	$(2,015)

* Acquisition-related and other expenses represents acquisition and certain tax-related costs.
** Offering-related expenses for the year ended September 30, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized. Offering-related expenses for the three months ended September 30, 2013 represent expenses related to our follow-on offering in September 2013 that were not capitalized.
Share-based compensation expense for employee equity awards is reflected in the following captions in the consolidated statements of operations (in thousands, unaudited):

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Cost of services	$2,147	$203	$160	$52
General and administrative	5,294	1,588	922	381
Sales and marketing	2,471	298	142	83
Technology and development	2,716	587	176	82
Total	$12,628	$2,676	$1,400	$598

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share, to Adjusted EPS (in thousands, except per share amounts, unaudited):

	Year Ended September 30,		Three Months Ended September 30,
	2013	2012	2013	2012
Net loss available to Textura Corporation common shareholders	$(48,254)	$(19,780)	$(8,329)	$(6,436)
Accretion of redeemable Series A-1 preferred stock	3,549	3,373	—	2,717
Accretion of redeemable non-controlling interest	325	—	103	—
Dividends on Series A-2 preferred stock	335	480	—	120
Beneficial conversion of Series A-2 preferred stock	7,161	—	—	—
Net loss attributable to non-controlling interest	(2,738)	(2,866)	(95)	(900)
Net loss	$(39,622)	$(18,793)	$(8,321)	$(4,499)

Share-based compensation expense	12,628	2,676	1,400	598
Amortization of intangible assets	2,912	3,054	840	801
Acquisition-related and other expenses*	1,172	741	758	258
Offering-related expense**	3,104	—	93	—
Adjusted net loss	$(19,806)	$(12,322)	$(5,230)	$(2,842)

Weighted-average common shares used in basic and diluted EPS	13,492	8,548	22,918	8,560
Adjusted EPS	$(1.47)	$(1.44)	$(0.23)	$(0.33)

Net loss per share	$(3.58)	$(2.31)	$(0.36)	$(0.75)
Accretion of redeemable Series A-1 preferred stock	0.26	0.39	—	0.32
Accretion of redeemable non-controlling interest	0.02	—	—	—
Dividends on Series A-2 preferred stock	0.02	0.06	—	0.01
Beneficial conversion of Series A-2 preferred stock	0.53	—	—	—
Net loss attributable to non-controlling interest	(0.20)	(0.34)	—	(0.10)
Share-based compensation expense	0.94	0.31	0.06	0.07
Amortization of intangible assets	0.22	0.36	0.04	0.09
Acquisition-related and other expenses *	0.09	0.09	0.03	0.03
Offering-related expenses **	0.23	—	—	—
Adjusted EPS	$(1.47)	$(1.44)	$(0.23)	$(0.33)
* Acquisition-related and other expenses represents acquisition and certain tax-related costs.
** Offering-related expenses for the year ended September 30, 2013 represent one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO and expenses related to our follow-on offering in September 2013 that were not capitalized. Offering-related expenses for the three months ended September 30, 2013 represent expenses related to our follow-on offering in September 2013 that were not capitalized.